Exhibit 10.3
VANGUARD NATURAL RESOURCES, LLC
LONG-TERM INCENTIVE PLAN
RESTRICTED UNIT AWARD AGREEMENT

To: ___________________	Date of Grant: _________________	Number of Units: ________
THIS RESTRICTED UNIT AWARD AGREEMENT (the “Agreement”) is made as of _____________________, 20____ between Vanguard Natural Resources, LLC (the “Company”), and ___________ (“Executive”), pursuant to the terms and conditions of the Vanguard Natural Resources, LLC Long-Term Incentive Plan, as the same may be amended from time to time (the “Plan”), and that certain Amended and Restated Employment Agreement between Executive and the Company dated January 1, 2013, as the same may be amended from time to time (the “Employment Agreement”). A copy of the Plan has been furnished to Executive, which shall be deemed a part of this Agreement as if fully set forth herein. By the execution of this Agreement, Executive acknowledges receipt of a copy of the Plan. Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.
WHEREAS, the Board of Directors of the Company (the “Board”) has adopted the Plan to encourage and enable certain employees and consultants of the Company to acquire awards, the value of which is tied to the performance of the common units (the “Units”) of the Company, thus providing such individuals with a more direct concern in the welfare of the Company and assuring a closer identification of their interests with those of the Company; and
WHEREAS, Executive is one of such eligible employees.
NOW THEREFORE, the parties agree as follows:
1.Restricted Unit Award. The Company hereby grants to Executive this award (the “Award”), effective as of ______________, 20____ (the “Date of Grant”), which is an award of ___________ restricted Units, subject to the terms and conditions set forth herein and in the Plan, including, without limitation, those restrictions described in Section 2 (the “Restricted Units”). The Award is specifically made subject to the execution by Executive of this Agreement.
2.    Forfeiture Restrictions. The Restricted Units are restricted in that they may be forfeited to the Company and in that they may not, except as otherwise provided in this Agreement or in the Plan, be transferred or otherwise disposed of by Executive until such restrictions are removed or expire as described in Section 3 of this Agreement. The Company shall issue in Executive’s name the Restricted Units and shall retain the Restricted Units until the restrictions on such Restricted Units expire or until the Restricted Units are forfeited as described in Section 3 of this Agreement. Executive agrees that the Company will hold the Restricted Units pursuant to the terms of this Agreement until such time as the Restricted Units are either delivered to Executive or forfeited pursuant to this Agreement.
3.    Vesting and Forfeiture of Restricted Units. Subject to the terms and conditions of this Agreement, the restrictions described in Section 2 shall lapse and the Restricted Units shall become vested and non-forfeitable, provided Executive has continuously provided services to the Company, without interruption, from the Date of Grant through each applicable vesting date (each, a “Vesting Date”), in accordance with the following schedule:

Vesting Date	Percentage of Restricted Units That Become Vested
_____________, 20___	33-1/3%
_____________, 20___	66-2/3%
_____________, 20___	100%

Restricted Units that become vested pursuant to the schedule set forth above are referred to herein as “Vested Units.” Restricted Units that have not vested pursuant to the schedule set forth above are referred to herein as “Unvested Units.” Notwithstanding anything to the contrary in the foregoing, in the event Executive’s employment is terminated, the following terms shall apply:
(a)    Termination of Employment for Cause. In the event Executive’s employment is terminated for Cause (as such term is defined in the Employment Agreement) all unvested Restricted Units that have not been settled (along with any DERs that have not been paid) as of the date of such termination shall be forfeited.
(b)    Termination of Employment for Other Than Cause, or by Executive for Good Reason. In the event the Company terminates Executive’s employment for any reason other than for Cause, or Executive voluntarily resigns for Good Reason (as such term is defined in the Employment Agreement), all Unvested Units shall immediately become Vested Units, and thereafter this Award may be settled pursuant to Section 4 below with respect to the number of Vested Units held by Executive.
(c)    Termination of Employment by Reason of Death or Disability. For purposes of this Award, termination by reason of Executive’s death or Disability (as such term is defined in the Employment Agreement) shall be deemed to be a termination pursuant to Section 3(b) above.
(d)    Other Termination of Employment. In the event Executive’s employment is terminated for any reason other than a termination of employment described clauses (a), (b), or (c) of this Section 3 prior to the Unvested Units becoming Vested Units, the Unvested Units shall be forfeited.
(e)    Change of Control. Upon the occurrence of a Change of Control, all Unvested Units shall immediately become Vested Units, and thereafter this Award may be settled pursuant to Section 4 below with respect to the number of Vested Units held by Executive.
4.    Settlement of Restricted Units. Subject to Section 11 below, Executive shall be entitled to have the restrictions removed from his Unit certificate(s) as to the number of Restricted Units that become Vested Units on any given Vesting Date or any date of accelerated vesting pursuant to Section 3(b), (c), or (e) above, so that Executive then holds an unrestricted Unit.
5.    Transferability and Assignment. This Agreement and the Restricted Units granted hereunder will not be transferable by Executive other than by will or the laws of descent and distribution. Any attempt by Executive to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.
6.    Rights of Executive; Distribution Equivalent Rights.
(a)    Effective as of the Date of Grant and subject to Section 11, Executive shall be entitled to receive all Distribution Equivalent Rights or “DERs” paid with respect to the Restricted Units from the Date of Grant through the date of vesting of such Restricted Units, provided that any such DERs will be subject to the same vesting requirements as the underlying Restricted Units and shall be paid (to the extent vested) or forfeited, as the case may be, at the same time that the Restricted Units become vested or forfeited, as applicable, pursuant to Section 3 hereof.
(b)    Executive may exercise full voting rights with respect to the Unvested Units.
7.    Recapitalization or Reorganization.
(a)    Existence of Plan and Award. The existence of the Plan and the Award shall not affect in any way the right or power of the Board or the members of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Units or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
(b)    Subdivision or Consolidation of Units. The terms of this Award shall be subject to adjustment from time to time, in accordance with the following provisions:
(i)    If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a unit split, by the issuance of a dividend on Units payable in Units, or otherwise) the number of shares of Units then outstanding into a greater number of shares of Units, then the number of shares of Restricted Units specified in Section 1 above shall be increased proportionately.
(ii)    If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse unit split, or otherwise) the number of shares of Units then outstanding into a lesser number of shares of Units, the number of shares of Restricted Units specified in Section 1 above shall be decreased proportionately.
(iii)    Whenever the number of shares of Units subject to this Award are required to be adjusted as provided in this Section 7(b), the Committee shall promptly prepare and deliver to Executive a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in the number of shares of Restricted Units specified in Section 1 above after giving effect to the adjustments. The Committee shall promptly give Executive such a notice.
(iv)    Adjustments under Sections 7(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive.
8.    No Multiple Payments. Settlement of the Restricted Units shall not occur under more than one provision of this Agreement.
9.    Information Confidential. As partial consideration for the granting of the Restricted Units hereunder, Executive hereby agrees with the Company that Executive will keep confidential all information and knowledge that Executive has relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to Executive’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to Executive, as a factor militating against the advisability of granting any such future award to Executive.
10.    No Right to Continued Employment. This Agreement shall not be construed to confer upon Executive any right to continue as an employee of the Company. Any question as to whether there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or the Board, and its determination shall be final and binding.
11.    Payment of Taxes. The Company may from time to time, in its discretion, require Executive to pay the Company the amount that the Company deems necessary to satisfy the Company’s current or future obligation to withhold federal, state or local income or other taxes incurred by Executive as a result of the vesting or settlement of the Award. With respect to any required tax withholding, (a) the Company may withhold from any Unit settlement the number of Units (or from any cash payment, the amount) necessary to satisfy the Company’s obligation to withhold taxes, (b) with the Company’s consent, Executive may deliver sufficient cash to the Company to satisfy its tax withholding obligations, or (c) the withholding obligations may be met by any such other arrangement that is acceptable to the Company and Executive. In the event that the Company subsequently determines that the amount withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then Executive shall pay to the Company, immediately upon the Company’s request, the amount of that deficiency.
12.    Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of a majority of the Committee with respect thereto and this Agreement shall be final and binding upon Executive and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.
13.    Unfunded Arrangement. This Agreement and the Plan shall not give Executive any security or other interest in any assets of the Company; rather Executive’s right to the Award is that of a general unsecured creditor of the Company.
14.    No Liability for Good Faith Determinations. The Company, the Committee, and the members of the Board shall not be liable for any act, omission, or determination taken or made in good faith with respect to this Agreement or the Restricted Units granted hereunder.
15.    No Guarantee of Interests. The Company, the Committee, and the members of the Board do not guarantee the Units from loss or depreciation.
16.    Company Records. Records of the Company regarding Executive’s period of service, termination of service and the reason therefor, leaves of absence, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
17.    Company Action. Any action required of the Company shall be by resolution of its Board or by a person authorized to act by resolution of the Board.
18.    Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
19.    Notices. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed. A notice shall be effective when actually received by the Company in writing and in conformance with this Agreement and the Plan.
20.    Waiver of Notice. Any person entitled to notice hereunder may waive such notice.
21.    Successors. This Agreement shall be binding upon Executive, Executive’s legal representatives, heirs, legatees, and distributees and upon the Company and its successors and assigns.
22.    Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
23.    Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware without regard to choice of law provisions thereunder, except to the extent Delaware law is preempted by federal law.
24.    Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.
25.    Amendment. This Agreement may be amended by the Committee or the Board; provided, however, that no amendment may decrease Executive’s rights inherent in this Agreement prior to such amendment without Executive’s express written consent. Notwithstanding the provisions of this Section 25, this Agreement may be amended by the Committee, without the consent of Executive, to the extent necessary to comply with applicable laws and regulations (including, without limitation, the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or any SEC rule) and to conform the provisions of this Agreement to any changes thereto or to settle the Award pursuant to all applicable provisions of the Plan.
26.    Nonqualified Deferred Compensation Rules. In the event this Award fails to meet the limitations, requirements, or exemptions of or from section 409A of the Code or the laws, rules, and regulations promulgated in connection with section 409A of the Code, then this Award shall be modified by the Committee, in its sole discretion, to the limited extent necessary to satisfy such nonqualified deferred compensation rules.
27.    Insider Trading Policy. The terms of the Company’s insider trading policy with respect to Units are incorporated herein by reference.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer effective as of ____________________, 20______.

VANGUARD NATURAL RESOURCES, LLC

By: ______________________________________

Name: ___________________________________

Title:_____________________________________

EXECUTIVE

__________________________________________